United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 3, 2007

The Laclede Group, Inc.

720 Olive Street

St. Louis, Missouri 63101

314-342-0500

(Exact name of registrant as specified in its charter)

(Address of principal executive offices, including zip code)

(Registrant’s telephone number including area code)

Missouri	1-16681	74-2976504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 1, 2007, Mr. Robert E. Shively became full-time President of SM&P Utility Resources, Inc. and relinquished his title and residual responsibilities as Senior Vice President Business and Services Development of Laclede Gas Company. As part of that transfer, SM&P and Mr. Shively on January 3, 2007 executed the Supplemental Pension Agreement filed as exhibit 10 to this Form 8-K.

The Supplemental Pension Agreement replicates the rights and benefits Mr. Shively would have been entitled to under the Laclede Gas Company Employees’ Retirement Plan and Laclede Gas Company Supplemental Retirement Plan (together, the Laclede Gas Plans) had his employment with Laclede Gas Company continued until his retirement or other termination of employment, offset by his actual accrued benefit under the Laclede Gas Plans and by his benefits under SM&P’s profit-sharing, deferred compensation, and pension plans derived from employer contributions.

Under the Agreement, SM&P also assumed the payment obligation of an accrued benefit under the Laclede Gas Company Incentive Compensation Plan.

Item 9.01 Financial Statements and Exhibits

(d ) Exhibits

10	Supplemental Pension Agreement with Robert E. Shively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LACLEDE GROUP, INC.
Date: January 5, 2007	By:	/s/D. H. Yaeger
D. H. Yaeger Chairman, President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

10	Supplemental Pension Agreement with Robert E. Shively